UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2024

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Park Avenue S, 17th Floor
New York, New York  10010
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 503-3500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

On November 26, 2024, Ziff Davis, Inc. (the “Company”) announced that Lori Tansley has been appointed to serve as the Company’s new Chief Accounting Officer and principal accounting officer, effective as of December 2, 2024 (the “Effective Date”). As a result of such appointment, Bret Richter will resign from his interim role as principal accounting officer effective as of December 2, 2024. Mr. Richter will continue in his role as the Company’s Chief Financial Officer.

Most recently, Ms. Tansley, 54, was SVP, Chief Accounting Officer of Ankura Consulting Group LLC from March 2021 to July 2024. There, she led a global team responsible for business controllership, corporate consolidation, technical accounting, tax compliance, statutory reporting, contract administration, financial systems, finance operations, and shared services. Prior to Ankura, Ms. Tansley worked at Moody’s Corporation as Managing Director - Digital Finance Transformation Leader from November 2018 to March 2021, at Affinion Group, Inc., as SVP and Chief Accounting Officer from May 2016 to November 2018, and in a variety of finance and accounting roles at General Electric Company (“GE”) for nearly two decades, most recently as its Managing Director - Global Technical Advisor, GE Capital Audit. Prior to GE, Ms. Tansley launched her career at PricewaterhouseCoopers, LLP.

Ms. Tansley has a Bachelor of Business Administration from the Lubin School of Business at Pace University. She is a Certified Public Accountant in New York.

Ms. Tansley is not a party to any arrangement or understanding regarding her selection to serve as the Company’s Chief Accounting Officer and, other than as set forth herein, has no arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Ms. Tansley has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Tansley is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Tansley

Ms. Tansley has entered into an employment agreement (the “CAO Employment Agreement”), the terms of which are described herein. The term of Ms. Tansley’s employment shall commence on the Effective Date and will continue until the earlier of (i) the three (3) year anniversary of the Effective Date (such three (3) year period, the “Initial Term”) and (ii) the termination of Executive’s employment with the Company for any reason. Following the Initial Term, the period of Executive’s employment pursuant to the Employment Agreement will be extended automatically for one (1) year periods (each successive one (1) year period, a “Renewal Term”) unless either party notifies the other party of nonrenewal at least three hundred sixty-five (365) days prior to the end of the Initial Term or the then-current Renewal Term, as applicable (the Initial Term and the Renewal Term collectively referred to as the “Employment Period”). Commencing on the Effective Date, and as determined by the board of directors of Ziff Davis, Inc. (“the Board”), Ms. Tansley will receive an annual base salary of $400,000. During the Employment Period, Ms. Tansley will also be eligible to participate in the Company’s non-equity incentive compensation plan with an annual target bonus opportunity equal to $200,000, subject to the terms and conditions of such plan and will also be entitled to participate in the Company’s benefit plans and programs made available to the Company’s employees generally, as such plans and programs may be in effect from time to time. Under the CAO Employment Agreement, if Ms. Tansley’s employment with the Company is terminated by the Company other than for “cause” (as defined in the CAO Employment Agreement), or by Ms. Tansley for “good reason” (as defined in the CAO Employment Agreement) and such termination is within three (3) months prior to or within two (2) years following a “change in control” of the Company (as defined in the CAO Employment Agreement) (a “Qualifying CIC Termination”), then Ms. Tansley shall be entitled to receive (i) a cash severance amount equal to two (2) times the sum of Ms. Tansley’s then current base salary and target annual bonus, payable in a lump sum, (ii) a pro rata bonus payment based on actual performance for the year of termination, (iii) continued medical benefits for eighteen (18) months and (iv) equity vesting benefits, whereby Ms. Tansley’s outstanding and unvested equity awards as of such termination shall be treated in accordance with the Company’s 2024 Stock Option Plan (or any successor plan) (the “Stock Plan”) and the applicable award agreements thereunder. If such termination is not a Qualifying CIC Termination, Ms. Tansley shall be entitled to receive (i) a cash severance amount equal to one (1) times the sum of her then current base salary and target annual bonus, payable in equal installments over a period of twelve (12) months in accordance with the Company’s standard payroll procedures, (ii) a pro rata bonus payment based on actual performance for the year of termination and (iii) continued medical benefits for twelve (12) months. The foregoing severance benefits are subject to Ms. Tansley’s execution and non-revocation of a general release of claims in favor of the Company.

The CAO Employment Agreement contains restrictive covenants by Ms. Tansley, including a perpetual confidentiality covenant, an employee and customer non-solicitation covenant that applies during the Employment Period and for the one (1) year period following the termination of Ms. Tansley’s employment for any reason and a non-competition covenant that applies during the Employment Period and for a six (6) month period following the termination of Ms. Tansley’s employment for any reason other than a termination of Executive’s employment by Executive without Good Reason.

Additionally, on the Effective Date, Ms. Tansley will be awarded a long term equity award under the Stock Plan consisting of time-based restricted shares worth approximately $250,000 at the time of grant (the “Equity Award”). The Equity Award will vest in three equal installments on each of the first, second and third anniversary of the grant date and will be subject to the terms and conditions of the Stock Plan and an individual award agreement thereunder to be entered into by Ms. Tansley and the Company. Further, subject to approval by the Board and commencing in 2025, it is expected that Ms. Tansley will participate in the Company’s senior management equity award program, pursuant to which she shall be eligible to receive time-vesting and/or performance vesting equity awards with an annual target value equal to $500,000.

The foregoing description of the terms of the CAO Employment Agreement is not complete and is qualified in its entirety by reference to the full text of these agreements, which the Company intends to file as an exhibit with its Annual Report for the period ended December 31, 2024.

Item 7.01 Regulation FD Disclosure

On November 26, 2024, the Company issued a press release announcing the appointment of Ms. Tansley, as discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of the Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated November 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	November 26, 2024	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary